Exhibit 10.66
BUSINESS OBJECTS S.A.
2001 STOCK INCENTIVE PLAN
SUBSIDIARY STOCK INCENTIVE SUB-PLAN
RESTRICTED STOCK UNIT AGREEMENT
     1.     Grant. The Trust hereby grants to the Employee an award of Restricted Stock Units (“RSUs”), as set forth in the Notice of Grant of Restricted Stock Units and subject to the terms and conditions in this Agreement and the Subsidiary Stock Incentive Sub-Plan under the 2001 Stock Incentive Plan (the “Sub-Plan”). Unless otherwise defined herein, the terms defined in the Sub-Plan shall have the same defined meanings in this Restricted Stock Unit Agreement.
     2.     Company’s Obligation. Each RSU represents the right to receive one Company ADS on the vesting date. Unless and until the RSUs vest, the Employee will have no right to receive ADSs under such RSUs. Prior to actual distribution of ADSs pursuant to any vested RSUs, such RSUs will represent an unsecured obligation of the Trust, payable (if at all) only from the general assets of the Trust.
     3.     Vesting Schedule. Subject to paragraph 4, the RSUs awarded by this Agreement will vest in the Employee according to the vesting schedule specified in the Notice of Grant.
     4.     Forfeiture upon Termination as Service Provider. Notwithstanding any contrary provision of this Agreement or the Notice of Grant, if the Employee terminates his or her Continuous Status as a Beneficiary for any or no reason prior to vesting, the unvested RSUs awarded by this Agreement will thereupon be forfeited at no cost to the Trust.
     5.     Payment after Vesting. Any RSUs that vest in accordance with paragraph 3 will be paid to the Employee (or in the event of the Employee’s death, to his or her estate) in ADSs, provided that to the extent determined appropriate by the Trustee, any federal, state and local withholding taxes with respect to such RSUs will be paid by reducing the number of vested RSUs actually paid to the Employee.
     6.     Payments after Death. Any distribution or delivery to be made to the Employee under this Agreement will, if the Employee is then deceased, be made to the administrator or executor of the Employee’s estate. Any such administrator or executor must furnish the Trustee with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Trustee to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.
     7.     Rights as Stockholder. Neither the Employee nor any person claiming under or through the Employee will have any of the rights or privileges of a stockholder of the Company in respect of any ADSs deliverable hereunder unless and until certificates representing such ADSs will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee or Employee’s broker.
     8.     No Effect on Employment. The Employee’s employment with the Company and its Subsidiaries is on an at-will basis only. Accordingly, the terms of the Employee’s employment with the Company and its Subsidiaries will be determined from time to time by the Company or the Subsidiary employing the Employee (as the case may be), and the Company or the Subsidiary will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Employee at any time for any reason whatsoever, with or without good cause or notice.
     9.     Address for Notices. Any notice to be given to the Trustee under the terms of this Agreement will be addressed to the Trustee at [Insert Address and Attn:], or at such other address as the Trustee may hereafter designate in writing or electronically.
     10.     Grant is Not Transferable. Except to the limited extent provided in paragraph 6, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.
     11.     Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
     12.     Additional Conditions to Issuance of Stock. If at any time the Trustee will determine, in its discretion, that the listing, registration or qualification of the ADSs upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of ADSs to the Employee (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Trustee.
     13.     Sub-Plan Governs. This Agreement and the Notice of Grant are subject to all terms and provisions of the Sub-Plan. In the event of a conflict between one or more provisions of this Agreement or the Notice of Grant and one or more provisions of the Sub-Plan, the provisions of the Sub-Plan will govern.
     14.     Subsidiary Administrator Authority. The Subsidiary Administrator will have the power to interpret the Sub-Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Sub-Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any RSUs have vested). All actions taken and all interpretations and determinations made by the Subsidiary

Administrator in good faith will be final and binding upon Employee, the Trustee, the Company and all other interested persons. No member of the Subsidiary Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Sub-Plan or this Agreement.

BUSINESS OBJECTS S.A.
2001 STOCK INCENTIVE PLAN
SUBSIDIARY STOCK INCENTIVE SUB-PLAN
NOTICE OF GRANT OF RESTRICTED STOCK UNITS
Unless otherwise defined herein, the terms defined in the Sub-Plan shall have the same defined meanings in this Notice of Grant.
     Name: ___________________________
You have been granted ___Restricted Stock Units. Each such Unit is equivalent to one ADS of the Company. None of the Restricted Stock Units will be issued (nor will you have the rights of a shareholder with respect to the underlying shares) until the vesting conditions described below are satisfied. Additional terms of this grant are as follows:

Date of Grant	__________________, 2005

Expiration Date:	[60 days later than grant date]_________, 2005

Vesting Schedule:	[Insert Vesting Schedule]
You acknowledge and agree that this agreement and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee for the vesting period, for any period, or at all, and shall not interfere with your right or the Company’s right to terminate your relationship as an employee at any time, with or without cause.
You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Subsidiary Administrator upon any questions relating to the Sub-Plan and this Award.
By your signature and the signature of the Trustee’s representative below prior to the Expiration Date, you and the Trustee agree that this Notice of Grant, the form of Restricted Stock Unit Agreement attached as Exhibit A hereto and the Subsidiary Stock Incentive Sub-Plan under the 2001 Stock Incentive Plan constitute your entire agreement with respect to this Award and may not be modified adversely to your interest except by means of a writing signed by the Trustee and you.

GRANTEE:	SUB-PLAN TRUST:

Signature	By

Print Name	Trustee

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